Redacted - Fee Schedule has been excluded because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
ETF SERIES SOLUTIONS
TRANSFER AGENT SERVICING AGREEMENT
    THIS AMENDMENT, effective as of the last date in the signature block below (the “Effective Date”) to the Transfer Agent Servicing Agreement dated as of May 16, 2012, as amended (the “Agreement”) is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).
RECITALS
WHEREAS, the parties have entered into the Agreement;
    WHEREAS, the parties desire to amend Exhibit BB of the Agreement to add the following funds:
•Defiance AI Packaging & Testing ETF
•Defiance China Robotics ETF
•Defiance Google Ventures ETF
•Defiance Inference AI Chip ETF
•Defiance Memory & Photonics ETF
•Defiance Nvidia Ventures ETF
•Defiance Plumbing & Electrical ETF
•Defiance DRAM & Memory ETF
•Defiance US AI Resilience ETF
WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

1.As of the Effective Date, Exhibit BB is hereby superseded and replaced in its entirety with Exhibit BB attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ETF SERIES SOLUTIONS            U.S. BANCORP FUND SERVICES, LLC

By: /s/ Kristen Weitzel            By: /s/ Elizabeth Scalf
Name: Kristen Weitzel            Name: Elizabeth Scalf

Defiance

Title: President, ETF Series Solutions            Title: Senior Vice President
Date:     July 2, 2026                    Date: 7/7/2026

Defiance

Exhibit BB to the ETF Series Solutions Transfer Agent Servicing Agreement
Defiance ETFs, LLC
Defiance Space and Connective Tech ETF
Defiance Quantum ETF
Defiance Drone and Modern Warfare ETF
Defiance Retail King ETF
Defiance Corporate Insider Trades ETF
Defiance Short Squeeze ETF
Defiance BMNR Option Income ETF
Defiance DRAM Option Income ETF
Defiance GRNY Option Income ETF
Defiance Ethereum Basis Market Neutral ETF
Defiance Bitcoin Basis Market Neutral ETF
Defiance Daily Target 3X Long NVDA ETF
Defiance Daily Target 3X Long TSLA ETF
Defiance Daily Target 3X Long PLTR ETF
Defiance Daily Target 3X Long COIN ETF
Defiance Daily Target 3X Long MSTR ETF
Defiance Daily Target 3X Long HOOD ETF
Defiance Daily Target 3X Long AMD ETF
Defiance Daily Target 3X Long CRCL ETF
Defiance Daily Target 3X Long BMNR ETF
Defiance Daily Target 3X Long ETH ETF
Defiance Daily Target 3X Long BTC ETF
Defiance Daily Target 3X Long GLD ETF
Defiance Daily Target 3X Long TSM ETF
Defiance Daily Target 3X Long AVGO ETF
Defiance Daily Target 3X Long MSFT ETF
Defiance Daily Target 3X Long AMZN ETF
Defiance Daily Target 3X Long GOOG ETF
Defiance Daily Target 3X Long AAPL ETF
Defiance Daily Target 3X Long SMCI ETF
Defiance Daily Target 3X Long BABA ETF
Defiance Daily Target 3X Long HIMS ETF
Defiance Daily Target 3X Long SOLZ ETF
Defiance Daily Target 3X Long GDX ETF
Defiance Daily Target 3X Long MAGS ETF
Defiance Daily Target 3X Long GRNY ETF
Defiance Daily Target 3X Short COIN ETF
Defiance Daily Target 3X Short AVGO ETF
Defiance Daily Target 3X Short AAPL ETF
Defiance Daily Target 3X Short AMD ETF
Defiance Daily Target 3X Short BMNR ETF
Defiance Daily Target 3X Short BTC ETF
Defiance Daily Target 3X Short PLTR ETF

Defiance

Defiance Daily Target 3X Short MSTR ETF
Defiance Daily Target 3X Short NVDA ETF
Defiance Daily Target 3X Short TSLA ETF
Defiance Daily Target 3X Short HOOD ETF
Defiance Daily Target 3X Short TSM ETF
Defiance Daily Target 3X Short MSFT ETF
Defiance Daily Target 3X Short AMZN ETF
Defiance Daily Target 3X Short GOOG ETF
Defiance Daily Target 3X Short SMCI ETF
Defiance Daily Target 3X Short BABA ETF
Defiance Daily Target 3X Short CRCL ETF
Defiance Daily Target 3X Short HIMS ETF
Defiance Daily Target 3X Short ETH ETF
Defiance Daily Target 3X Short SOLZ ETF
Defiance Daily Target 3X Short GLD ETF
Defiance Daily Target 3X Short GDX ETF
Defiance Daily Target 3X Short MAGS ETF
Defiance Daily Target 3X Long APLD ETF
Defiance Daily Target 3X Long ASTS ETF
Defiance Daily Target 3X Long BULL ETF
Defiance Daily Target 3X Long GEMI ETF
Defiance Daily Target 3X Long INTC ETF
Defiance Daily Target 3X Long IONQ ETF
Defiance Daily Target 3X Long MARA ETF
Defiance Daily Target 3X Long META ETF
Defiance Daily Target 3X Long NBIS ETF
Defiance Daily Target 3X Long OKLO ETF
Defiance Daily Target 3X Long ORCL ETF
Defiance Daily Target 3X Long QBTS ETF
Defiance Daily Target 3X Long OPEN ETF
Defiance Daily Target 3X Long QUBT ETF
Defiance Daily Target 3X Long RGTI ETF
Defiance Daily Target 3X Long RKBL ETF
Defiance Daily Target 3X Long SOFI ETF
Defiance Daily Target 3X Long TEM ETF
Defiance Daily Target 3X Long UNH ETF
Defiance Autism Impact ETF
Defiance US 100 Tech AI Moat ETF
Defiance US 100 Tech Ex Software ETF
Defiance AI Packaging & Testing ETF
Defiance China Robotics ETF
Defiance Google Ventures ETF
Defiance Inference AI Chip ETF
Defiance Memory & Photonics ETF
Defiance Nvidia Ventures ETF
Defiance Plumbing & Electrical ETF

Defiance

Defiance DRAM & Memory ETF
Defiance US AI Resilience ETF

Defiance

Base Fee for Accounting, Administration Services
The following reflects the greater of the basis point fee or annual minimum1 where Defiance Global (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund2            Basis Points on Trust AUM2
All Funds $[ ]            $1bn [ ] bps
                     Balance [ ] bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

Defiance

APPENDIX A
Accounting, Administration Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$[ ] – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o$[ ] – Swaptions
o$[ ] – Credit Default Swaps
$[ ] Intraday money market funds pricing, up to 3 times per day
$[ ] per Month Manual Security Pricing (>25per day)

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
$[ ] per Foreign Equity Security per Month for Corporate Action Services
$[ ] per Domestic Equity Security per Month for Corporate Action Services
$[ ] per CMO and Asset Backed Security per Month / $[ ] for ETF Funds per month for Factor Services
$[ ] per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds
$[ ] per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
•$[ ] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data

Defiance

•$[ ] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes
•$[ ] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$[ ] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$[ ] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.
Trust Chief Compliance Officer Annual Fee
$[ ] for the first fund (subject to Board approval)
$[ ] for each additional fund 2-5 (subject to change based on Board review and approval)
$[ ] for each fund over 5 funds
$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Tailored shareholder reporting - $[ ] per year, per Fund (first class), $[ ] per year for each additional class
Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
•$[ ] per year, per Fund
Section 15(c) Reporting
$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15c reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules,

Defiance

Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Defiance

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
■$[ ] per trust per year - Base fee
■ Additional fee of $$[ ] per fund per year
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
*Additional fees may apply from index providers
Fees for Special Situation:
Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	$[ ]
More than 5% but less than 25%	$[ ]
25% or more	$[ ]
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
Digital Board Materials:
Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	$[ ]
Per User Fee[2]	$[ ]
Per Separate Committee[3] Fee	$[ ]
1 Subject to an annual increase, provided that the annual increase will not exceed 4.5% through October 2025
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Defiance

2 Per user fee applies to all users excluding any USBGFS employee who is not an officer in a Multiple Series Trust sponsored by USBGFS.
3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.
Light Digital Offering

Light Digital Offering
Description	Annual Price1 (USD)
Base Fee	$[ ]
1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[ ]
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
State tax returns - (First two included in core services) – $[ ] per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[ ] Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

Adviser’s signature as acknowledgement of the fee schedule above is not needed. Defiance Global signed the fee schedule on 8/20/2025.

Defiance